EXHIBIT 23.1 CONSENT
                          CONSENT OF Crowley & Hensley,

                Crowley & Hensley, Certified Public Accountants,
             11202 Disco Drive, Suite 118, San Antonio, Texas 78216







               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 of AutoFund Servicing Inc.of the Financial Statements dated December 31, 2000, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us as "Experts" in such Prospectus.




                                            /s/ Wesley Crowley
                                            ------------------------------
                                                Wesley Crowley, CPA